                                                                   EXHIBIT 10.74

                                               CONFIDENTIAL TREATMENT REQUESTED



                 LICENSE AND RESEARCH AND DEVELOPMENT AGREEMENT

                                     BETWEEN

         REVOTAR BIOPHARMACEUTICALS AG, registered in the commercial register of the local court of Charlottenburg under HRB 72702 represented by its Managing Director, Mr David B. McWilliams

                                                    - referred to as "Revotar" -

and

         TEXAS BIOTECHNOLOGY CORPORATION,
         represented by its President and C.E.O. David B. McWilliams, 7000 Fannin, USA TX 77030 Houston,

                                                        - referred to as "TBC" -

                                Table of Contents

                                                                      Page
                                                                      ----
   1. DEFINITIONS.......................................................5
   1.1..................................................................5
   1.2..................................................................5
   1.3..................................................................5
   1.4..................................................................5
   1.5..................................................................5
   1.6..................................................................6
   1.7..................................................................6
   1.8..................................................................6
   1.9..................................................................6
   1.10.................................................................6
   1.11.................................................................6
   1.12.................................................................7
   1.13.................................................................7
   1.14.................................................................7
   1.15.................................................................7
   1.16.................................................................7
   1.17.................................................................7
   1.18.................................................................7
   1.19.................................................................8
   1.20.................................................................8
   1.21.................................................................8
   1.22.................................................................8
   1.23.................................................................8
   1.24.................................................................8
   1.25.................................................................9
   1.26.................................................................9
   1.27.................................................................9
   1.28.................................................................9

                                                                      Page
                                                                      ----
   1.29.................................................................9
   1.30.................................................................9
   1.31.................................................................9
   1.32.................................................................9
   1.33.................................................................9
   2. LICENSE TO REVOTAR...............................................10
   2.1 EXCLUSIVE LICENSE...............................................10
   3.  DEVELOPMENT PROGRAM.............................................12
   3.1    GOALS........................................................12
   3.2    PROGRAM ADMINISTRATION.......................................13
   3.3    PERFORMANCE OF SERVICES......................................15
   3.4    RECORDS AND DATA.............................................16
   3.5    VISIT OF FACILITIES..........................................16
   4.  PAYMENTS AND REPORTS............................................17
   4.1    DEVELOPMENT FUNDING..........................................17
   4.2    ROYALTIES AND PROFIT SHARING.................................17
   4.3    AUDIT RIGHTS.................................................19
   4.4    PAYMENT CURRENCY.............................................20
   4.5    PAYMENT MECHANICS............................................20
  50    COMMERCIALIZATION..............................................20
   5.1    TBC TO MANUFACTURE...........................................20
   5.2    REVOTAR TO SELL IN TERRITORY.................................21
  60    TBC REPRESENTATIONS AND WARRANTIES.............................22
   6.1    NO THIRD PARTY AGREEMENTS....................................22
   6.2    NO THIRD PARTY RIGHTS........................................22
  70    PROPRIETARY RIGHTS.............................................22
   7.1    IMPROVEMENTS.................................................22
   7.2    PATENT PROSECUTION AND MAINTENANCE...........................23
   7.3    THIRD PARTY CLAIM OF INFRINGEMENT............................24
   7.4    INFRINGEMENT BY THIRD PARTIES................................25

                                      -3-

                                                                      Page
                                                                      ----

  80    CONFIDENTIALITY................................................26
   8.1    GENERAL......................................................26
   8.2    DISCLOSURE OF AGREEMENT......................................27
  90    INDEMNIFICATION................................................27
   9.1    MUTUAL RIGHT TO INDEMNIFICATION..............................27
   9.2    PROCEDURE....................................................28
   9.3    PRODUCT LIABILITY INSURANCE..................................28
  100   TERM AND TERMINATION...........................................29
   10.1   LICENSE TERM.................................................29
   10.2   TERMINATION FOR BREACH.......................................29
   10.3   TERMINATION FOR FAILURE TO PROCEED...........................30
   10.4   SURVIVAL OF OBLIGATIONS......................................30
  110   MISCELLANEOUS..................................................31
   11.1   FORCE MAJEURE................................................31
   11.2   RELATIONSHIP OF THE PARTIES..................................31
   11.3   NOTICES......................................................31
   11.4   SUCCESSORS AND ASSIGNS.......................................32
   11.5   AMENDMENTS AND WAIVERS.......................................32
   11.6   GOVERNING LAW................................................33
   11.7   DISPUTE RESOLUTION...........................................33
   11.8   SEVERABILITY.................................................34
   11.9   HEADINGS.....................................................34
   11.10     EXECUTION IN COUNTERPARTS.................................34
    11.11    ENTIRE
Agreement..............................................................34

                 LICENSE AND RESEARCH AND DEVELOPMENT AGREEMENT

This Agreement is entered into between TBC, a Delaware corporation (,,TBC"), and Revotar, a German stock company .

                                 R E C I T A L S

         A. TBC owns an equity interest in Revotar and desires to license certain technology to Revotar in order to permit Revotar to conduct research and development on certain of TBC's compounds which are pharmaceutical product candidates.


         B. TBC and Revotar desire to enter into this Agreement to set forth the terms and conditions pursuant to which these compounds will be licensed to Revotar and the manner in which the research and development work will be conducted.

         C. TBC is the only shareholder of Revotar. David B. McWilliams is representing TBC in his capacity as its Chief Executive Officer as well as Revotar his capacity as its sole Managing Director at the same time. The current articles of association of the Company do not provide for an express authorization of the Managing Director to represent both sides at a time. Since it is not absolutely clear under German law whether such express authorization is necessary or not, as a precaution the Shareholder has recently amended its current articles of association and provided for such express authorization. As soon as this amendment has been registered in the commercial register and become effective David B. McWilliams will - again just as a precaution - again confirm and approve all his declarations and signatures made in connection with this and the other concerned agreements.

         In consideration of the foregoing and the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.       DEFINITIONS.

The following capitalized terms used herein shall have the respective meanings set forth below. The accounting terms used but not defined herein shall have the meanings ascribed to them under U.S. Generally Accepted Accounting Principles. Certain other capitalized terms are defined elsewhere in this Agreement.

         1.1 "AFFILIATE" means a person or entity that directly or indirectly controls, is controlled by or is under common control with, a party to this Agreement. ,,Control" (and, with correlative meanings, the terms ,,controlled by" and ,,under common control with") means, in the case of a corporation, the ownership of more than 50% of the outstanding voting securities thereof or the right to acquire such securities within 60 days and, in the case of any other type of entity (including without limitation joint ventures), an interest that results in the ability to direct or have a significant impact on the direction of the management and policies of such entity or a significant ownership position of no less than 25%.

         1.2      "COMPOUNDS" means the compound owned by TBC and known as TBC
                  1269.

         1.3 "CONFIDENTIAL INFORMATION" means all proprietary information communicated to, learned of, developed or otherwise acquired by either party separately or jointly under this Agreement.

         1.4 "COST OF GOODS SOLD" OR ,,COGS" means TBC's total Manufacturing Costs plus [*] of the Manufacturing Costs.

         1.5 "DEVELOPMENT COSTS" means (a) the direct costs, fees and out-of-pocket or other expenses incurred in the course of performing the work under the Development Program (b) overhead allocable to development and (c) the amount paid to Third Parties to acquire goods and services for the development work, whether or not completed. Overhead allocated to development shall be limited to (i) a reasonable allocation of the cost of employees who have a direct relationship with the

- ------------
[*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

                  Development Program, but who are not classified as direct labor, which allocation shall be based on each such employee's time spent in the Development Program as compared to time spent on all such employee's work, and (ii) a reasonable allocation of facilities' costs allocable to development works. Development Costs shall be determined on a reasonable and typical basis consistent with the developing party's internal cost accounting system or on actual charges from Third Parties.

         1.6 "DEVELOPMENT PROGRAM" means research and development and other work conducted by the parties hereunder on a Product or Compound for use in the Field of Use, including clinical testing, regulatory submissions and ongoing Product and Compound research and development performed in accordance with the Work Plans.

         1.7 "DISTRIBUTION COSTS" means all freight and other transportation costs actually incurred by a party hereto in delivering a Product to its final distribution point before delivery to an invoiced customer, including transportation costs to a storage facility, storage charges, Third Party handling fees, insurance during transport and taxes payable for such transportation or storage services. Distribution Costs shall exclude any transportation or other charges deducted in calculating Net Sales. Distribution Costs incurred by a party hereto shall be determined on a reasonable basis consistent with such party's internal cost accounting system.

         1.7a     "EFFECTIVE DATE" Day of the signing of this agreement.

         1.7b "EUROPEAN MARKET": Countries which are party of the European Patent Treaty ("Europaisches Patentrechtsubereinkommen").

         1.8      "FDA" means the United States Food and Drug Administration.

         1.9 "FIELD OF USE" means the treatment of asthma using an inhaled delivery system and the treatment of psoriasis using a topical delivery system.

         1.10 "FIRST COMMERCIAL SALE" means the first arms-length sale in the Territory pursuant to this Agreement to one or more Third Parties of any Product following receipt of approval to commence manufacturing and selling such Product from any one PRA.

         1.11 "IND" means an investigational new drug application filed with the FDA, or the similar filing made with any PRA, prior to beginning clinical trials in humans.

         1.12 "IMPROVEMENTS" means any Technology that is discovered, developed or otherwise acquired in the course of the Development Program hereunder that may be useful in the discovery, development, manufacture, sale or use of the Compounds or Products.

         1.13     "LG CHEM" means LG Chemical Ltd.

         1.14 "LG CHEM LICENSE" means that certain Strategic Alliance Agreement dated October 10, 1996 by and between TBC and LG Chemical Ltd. as amended from time to time.

         1.15 "LICENSING TRANSACTION" means any agreement or arrangement of any type pursuant to which Revotar licenses or transfers to a Third Party any interest or rights of any kind to any Subject Technology which is the subject of this Agreement including without limitation the rights to use and sell any Compound or Product in the Field of Use.

         1.16 "MANUFACTURING COSTS" means (a) the direct material and labor costs associated with manufacturing the Products, (b) overhead allocable to manufacture of the Products and (c) the amount paid to Third Parties to acquire manufactured Products, whether or not completed, and (d) Distribution Costs. Direct material costs include the costs of purchasing raw materials and packaging components. Direct labor includes the costs of employees directly employed in Product manufacturing, quality control or packaging. Overhead allocated to manufacture of the Products shall be limited to (i) a reasonable allocation of the cost of employees who have a direct relationship with Product manufacturing, quality control or packaging, but who are not classified as direct labor, which allocation shall be based on each such employee's time spent in Product manufacturing, quality control or packaging as compared to time spent on all such employee's work, and (ii) a reasonable allocation of facilities' costs allocable to Product manufacturing, quality control and packaging. Manufacturing Costs shall be determined on a reasonable and typical basis consistent with the manufacturing party's internal cost accounting system or on actual charges from Third Parties.

         1.17 "NDA" means a new drug application filed with the FDA, or a similar application filed with any PRA to obtain marketing approval for a Product.

         1.18 "NET SALES" means the gross amount billed for Products sold pursuant to this Agreement to a Third Party, less discounts, rebates, returns, credits, allowances, uncollectible sales, shipping and insurance charges, sales taxes, and other governmental charges measured by the amount billed.

         1.18a "NORTH AMERICA": countries and regions which are subject to the patent legislation of the USA and Canada.

         1.19 "PRA" means any applicable regulatory authority in any jurisdiction included within the Territory which regulates the development, approval and marketing of pharmaceuticals.

         1.20 "PARTICIPATION AGREEMENT" means that certain agreement entered into on _______, 2000 by and between TBC and Revotar and certain German venture capital investors known as bmp Life Science AG Venture Capital, bmp Venture Tech and Mediport Venture Fonds GmbH.


         1.21     "PATENTS" means (a) the patent applications listed on
                  SCHEDULE 1 hereto and all patent applications hereafter filed in the Territory that are owned by or licensed to or otherwise acquired by TBC in the Territory and which have one or more claims covering Compounds, Subject Technology or Improvements,
                  (b) any patent application in the Territory constituting an equivalent, reissue, extension, continuation-in-part or a division of any of the foregoing, and (c) any patents issued upon any of the foregoing applications or any other patents acquired by TBC relating to the Compounds, Subject Technology or Improvements.

         1.22 "PHASE I CLINICAL TRIALS" means the first phase of human clinical trials of a Compound required by the FDA or a PRA in which the Compound is tested to determine early safety profile, drug distribution patterns, and metabolism.

         1.23 "PHASE II CLINICAL TRIALS" means the second phase of human clinical trials of a Compound required by the FDA or a PRA in which the Compound is tested in patients afflicted with a particular disease in order to gain preliminary evidence of efficacy, optimal dosage and expanded evidence of safety.

         1.24 "PHASE III CLINICAL TRIALS" means the third phase of human clinical trials of a Compound required by the FDA or a PRA in which the Compound is tested in patients afflicted with a particular disease in order to gain statistical proof of efficacy and safety.

         1.25 "PIVOTAL CLINICAL TRIAL" means the final or pivotal phase of human clinic trials of a Compound required by the FDA or a PRA and intended to serve as the basis for an NDA filing.

         1.26 "PRODUCT" means any pharmaceutical composition incorporating any Compound or combination of Compounds which is to be used in the Field of Use.

         1.27 "PROJECT REPRESENTATIVE" means an individual designated by a party pursuant to Section 3.2(a). All Project Representatives of a party may be changed at any time by written notice to the other party.

         1.28 "SUBJECT TECHNOLOGY" means (i) all Technology owned or controlled by TBC as of the date hereof or owned or controlled by TBC hereafter during the term of this Agreement, but only to the extent that such Technology relates to the use, manufacture or sale of the Compounds or Products. Technology ,,owned or controlled" includes Technology as to which TBC has the right to grant or cause to be granted sublicenses and/or immunity from suit.

         1.29 "TBC 1269 PROGRAM" means the research and development of TBC 1269 pursuant to this Agreement for the development of Products for use in the Field of Use.

         1.30 "TECHNOLOGY" means all (a) ideas, methods, inventions, techniques, processes, know-how, trade secrets and other information and all (b) compounds, formulations, and other natural and man-made materials.

         1.31 "TERRITORY" shall mean all countries of the European Market as defined in sec. 1.7b above.

         1.32 "THIRD PARTY" means any entity other than TBC, Revotar or their Affiliates.

         1.33 "WORK PLAN" means a written summary of the tasks to be undertaken by each party during a particular calendar year in connection with the research and development, if applicable, of the Compounds or Products, together with a budget of the anticipated Development Costs associated therewith, adopted by the parties in accordance with Section 3.2(d). Each Work Plan will include reasonably detailed descriptions of the tasks and work to be performed, the resources required to accomplish the work, the costs associated with the planned work and the party that will be responsible for accomplishing each task. Work Plans shall generally be in the format and shall contain the information set forth in the initial Work Plan attached hereto pursuant to Section 3.2(c).

         1.34 "WORLDWIDE LICENSE" means one licensing transaction involving at least - but not necessarily only - all countries within North America and the European Market (exclusive of the countries included within the territory described in the LG Chem License, as far and as long the LG Chem License prevails).

2.       LICENSE TO REVOTAR.

         2.1 EXCLUSIVE LICENSE FOR THE TERRITORY. Subject to the terms and conditions of this Agreement, TBC hereby grants to Revotar an exclusive right and license in the Territory, including the exclusive right to grant sublicenses in the Territory.
                  The aforementioned license entitles Revotar to develop, use and sell, any Compound or Product and to do research works relating to the Compound and Product (a) which is covered by one or more claims of the Patents or (b) which incorporates or uses Subject Technology (herinafter "scope of the license") and (c) without restriction to specific indications. Revotar shall be obligated to perform in full all of the obligations and agreements of any sublicenses, including payment of royalties. The right of manufacturing remains with TBC pursuant to section 5.1 hereof unless (a) Revotar grants a sublicense to a Third Party which comprises also the manufacturing rights within the scope of the sublicense agreement or, (b) Revotar is able to produce the goods at lesser Manufacturing Costs than TBC.


         2.2 TIME-LIMITED RIGHT TO REVOTAR TO GRANT SUBLICENSES OUTSIDE THE TERRITORY TBC hereby grants to Revotar for a limited period of [*] from the effective date on an exclusive right and license to enter into a sublicense agreement of the same scope as defined in sec. 2.1 above in all other countries outside the Territory except for North America and the territory described in the LG Chem License. The term of the


- -------------------------

[*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

                  sublicense granted by Revotar within this period of [*] does not have to be limited to a certain period of time.

                  After the expiration of the [*] period the right to enter into sublicense agreements in countries outside the Territory reverts to TBC. Sublicense Agreements concluded by Revotar within the [*] period remain unaffected.

         2.3      WORLDWIDE LICENSE

                  For a period of [*] from the effective date on, Revotar is entitled to grant a Worldwide License as a Licensing Transaction subject to the approval of TBC according to section 4.2 (f).

         2.4 RIGHTS AND DUTIES IN CONNECTION WITH A LICENSING TRANSACTION TO A THIRD PARTY 2.4.1. In order to enable Revotar to successfully negotiate and conclude Licensing Transactions pursuant to sec. 2.2 and especially sec. 2.3, TBC will refrain from entering into any Licensing Transaction outside of the Territory for a period of [*] from the effective date on until and as long as the conditions of the following subsections of this section 2.4. are met.

                  2.4.2    [*]

                  2.4.3.   [*]

                  2.4.3.1. [*]

                  2.4.3.2. [*]


- -------------------------

[*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

3.       DEVELOPMENT PROGRAM.

         3.1      GOALS.

                  Commencing upon completion of the initial Work Plan as set forth in Section 3.2(c), TBC and Revotar agree that they will conduct the research and development on the Compounds and the Products according to the Work Plans, with the goal of developing commercially marketable Products in the shortest feasible period of time. The parties agree that the Work Plans will focus on the development of pharmaceuticals in the Field of Use. The parties also agree that Revotar shall be responsible for the conduct of the pre-clinical research regarding the identification and formulation of the Compounds, the clinical trials regarding the Products and the Compounds in the Territory, and Patent filing, maintenance and prosecution regarding the Products in the Territory; provided that TBC will make such filings and undertake prosecution and maintenance if requested by and paid for by Revotar.

                  The parties acknowledge that scientific research is conducted in patterns and sequences, but it is the intention that Revotar will at all times have a team or teams devoting direct and full time attention to the TBC 1269 Program. Revotar shall devote sufficient research scientists and personnel either now on its staff or subsequently hired to the Development Program to perform the goals set forth herein. Revotar will perform and pay for the development of any Compound and Product for use in the Field of Use up to and including all regulatory approvals and clinical trials in the Territory regarding such Compound. Any information generated by Revotar in connection with the Development Program will be shared without costs to TBC and LG Chem as far as TBC is obliged to disclose such information to LG Chem under the LG Chem License in the version prevailing at the effective date. Any information generated by TBC concerning the Patents, Compounds or Products will be shared without costs to Revotar; the same applies to information generated by LG Chem, if the LG Chem License in the version prevailing at the effective date does not prohibit the passing on of such information to Revotar.

                  Revotar is entitled to pass on information generated by TBC or LG Chem to a sublicensee, but with reference to information generated by LG Chem only according to the provisions of the preceding section. Revotar will endeavor to oblige sublicensee to pass on information concerning any Compound and Product and to assent to passing on such information to TBC and LG Chem and other sublicensees. TBC is obliged in the same mnner if it grants a license to a sublicensee.

                  While the parties agree to use best efforts to achieve the goals of the Development Program, neither TBC nor Revotar warrants or guarantees that their efforts will result in a marketable or approvable Product or that the goals specified in the Work Plan will be achieved within the periods set forth therein.

         3.2      PROGRAM ADMINISTRATION.

                  3.2.1 PROJECT REPRESENTATIVES. The parties have each designated two Project Representatives to facilitate liaison between it and the other party, oversee and review the progress of the Development Program, select indications to pursue, determine the Development Program, develop clinical trial protocols, manage the clinical/regulatory process and discuss potential competition and other relevant matters to assure rapid development and commercialization of the Compounds and the Products. The Project Representatives will also discuss and agree on the addition of indications outside the Field of Use pursuant to the provisions of Section 2.1 above.

                  3.2.2 DISAGREEMENTS. All decisions made hereunder relating to the Development Program shall require the approval of the Project Representatives. The Project Representatives shall attempt in good faith to reach consensus on all matters regarding the Development Program. The Project Representatives shall promptly present any disagreements to the chief executive officers of the parties or their designees, who shall attempt resolution of the matter. If such executives or designees cannot promptly resolve such disagreement, then the dispute shall be resolved under the arbitration provisions of
                  Section 11.7.

                  3.2.3 WORK PLANS. On or before the date hereof, the parties hereto have agreed on the initial Work Plan for 2000, which is attached hereto as SCHEDULE 2. If the Project Representatives agree to pursue indications outside the Field of Use , then a new Work Plan for those indications will be developed. The Work Plan shall be the plan and budget as approved by both parties in writing. Prior to November 1 of each year, the Project Representatives shall prepare and recommend to each party a proposed Work Plan for the next calendar year. Each Work Plan adopted shall be agreed upon and signed by an officer of both parties no later than January 1 of the year covered by the Work Plan. The Project Representatives shall actively consult with one another throughout the term of the Development Program so as to adjust the specific work performed under each Work Plan to conform to evolving developments in technology and the results of the development work performed. While minor adjustments to a Work Plan may be made from time to time upon approval by the Project Representatives, significant changes to the scope or direction of the work in a Work Plan must be agreed to in writing by each party, in the absence of which the most recently approved Work Plan shall remain in effect.

                  3.2.4 PROGRESS REPORTS. Within 14 days following the end of each calendar quarter, a Project Representative for each party shall deliver to the other a reasonably detailed written report which shall (a) describe the work performed by the respective party during the quarter on the Development Program and (b) if appropriate, recommend any revisions to the Work Plan that would improve the progress of the Development Program.

                  3.2.5 MEETINGS. The Project Representatives and other employees or consultants of the parties responsible for management of the Work Plan and the Development Program shall meet at least once during each calendar quarter during the term of the Development Program to review (i) relevant data,
                  (ii) technical issues that have arisen, (iii) issues of priority and proposed Products or Compounds for clinical candidates, (iv) the design and conduct of clinical trials and anticipated regulatory filings, (v) budgets and expenditures, (vi) competition,
                  (vii) patent prosecution, and (viii) any other matters relevant to the development of the Products. Such meetings shall be at such times as may be agreed to by the parties, and the location of such meetings shall be at Revotar's facilities, unless otherwise agreed by the parties. Revotar shall be responsible for all costs incurred in connection with such meetings. The Project Representatives shall jointly prepare minutes summarizing the matters reviewed and any actions taken at such meetings and shall distribute such minutes to the parties within 14 days following each meeting. Each party may invite additional colleagues to participate at meetings as appropriate and acceptable to the other party. Revotar shall be responsible for the preparation and communication to TBC of the specific agenda of each meeting in advance of each meeting and either party may place items for consideration on the agenda.

         3.3      PERFORMANCE OF SERVICES.

                  Each party shall perform the work assigned to it in a prudent and skillful manner in accordance, in all material respects, with the Work Plan then in effect and applicable laws. [*]Revotar shall make available to TBC any materials it proposes to file with the FDA or a PRA for TBC's review and approval, which approval may not be unreasonably withheld or delayed. Such materials shall be made available to TBC sufficiently in advance of the anticipated filing date so as to give TBC a reasonable opportunity to review and comment. All responses by regulatory bodies shall also be promptly disclosed to TBC. Revotar also agrees that it will (i) consult with and seek in good faith to agree with TBC regarding major decisions pertaining to the clinical trials in the Territory, including protocol design and selection, (ii) take steps to insure that the data filed with any PRA and/or produced in clinical trials in the Territory will comply with all applicable standards and (iii) promptly supply such data to TBC. In any case where responsibility for a regulatory filing is assigned to a sublicensee, the applicable sublicense shall require the sublicensee to afford the parties hereto the same review, approval and comment rights with respect to such regulatory filings as are set forth in this Section 3.3.

         3.4      RECORDS AND DATA.

                  Each party shall maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and so as to properly reflect all work done and results achieved in the performance of the Work Plan and Development Program. Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Work Plan and Development Program, including any data required to be maintained pursuant to applicable governmental regulations. Each party shall provide the other the right to inspect all such records, and shall provide copies of all such requested records.

         3.5      VISIT OF FACILITIES.

                  Representatives of each party may, upon reasonable notice and at times reasonably acceptable to the other party, (a) visit the facilities where the Work Plan and Development Program are being conducted and/or the facilities where the other party manufactures any Product or Compound contained therein (or has a Product or such a Compound manufactured by a Third Party),
                  (b) consult informally, during such visits and by telephone, with personnel of the other party performing work on the Work Plan and Development Program and (c) with the other party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any clinical trials or other experiments being conducted by such other party in connection with the Work Plan and Development Program, but only to the extent in each case as such trials or other experiments relate to the Work Plan and Development Program. If requested by the other party, TBC and Revotar shall cause appropriate individuals working on the Development Program to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the party responding to such request.

         4.       PAYMENTS AND REPORTS.

         4.1      DEVELOPMENT FUNDING.

                  All Development Costs, including all preclinical toxicology expenses incurred by TBC in the year 2000, whether incurred before or after marketing approval of any Product, shall be borne by Revotar up to a maximum amount of [*].

         4.2      ROYALTIES.

                  4.2.1 ROYALTY RATES WHEN NO LICENSING TRANSACTION. Pursuant to the rights in Patents and Subject Technology granted hereby, in the event that Revotar commences sales of Products without having entered into any Licensing Transaction, Revotar or its Affiliates shall pay TBC [*] of Net Sales relating to any Product sold by Revotar and its Affiliates in the Territory.

                  4.2.2 ROYALTY RATES AFTER LICENSING TRANSACTION (a) If Revotar enters into a Worldwide License pursuant to sec. 2.4 with a Third Party, then all royalties, license fees, milestone payments and other payments or revenues of any kind received by Revotar pursuant to such Worldwide License shall be [*] with TBC. In addition, in the event Revotar enters into any Worldwide License, TBC expressly reserves the right to co-promote the sale of Products and Compounds in the North American market on terms mutually agreeable to Revotar, TBC and the third party to any such Worldwide License, which agreements shall be negotiated in good faith and included in the agreements relating to the Worldwide License.
                  (b) In the event Revotar enters into any Licensing Transaction which is not a Worldwide License but includes only countries within the European Market, and


- -------------------------

[*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

                  TBC is not required to fund a Phase III Clinical Trial to obtain FDA approval regarding the Product, then Revotar and TBC shall each pay to the other [*] of their respective royalty revenues out of the Licensing Transaction to the third party. This applies to Revotar only to the revenues generated out of the European Market as defined above and applies only to TBC regarding revenues generated in the North American market.

                  (c) In the event Revotar enters into any Licensing Transaction which is not a Worldwide License but includes only countries within the European Market in the time of concluding the License contract, and TBC is required to fund a Phase III Clinical Trial to obtain FDA approval regarding the Product, then Revotar shall pay to TBC [*] of its respective royalty revenues out of any Licensing Transaction with third parties. TBC will pay Revotar [*] of its respective royalty revenues out of any Licensing Transaction with third parties. This applies to Revotar only to the revenues generated out of the European Market as defined above and applies to TBC only regarding revenues generated in the North American market.

                  (d) In the event Revotar enters into any Licensing Transaction which is not a Worldwide License and is not restricted to the European Market, all royalties and other revenues received by Revotar for sales generated outside the European Market which are in excess of Development Costs incurred by Revotar in the development of the Product in question shall be [*] by Revotar and TBC.


                  (e) TBC and Revotar shall impose to their third party licensees the duty to report on their Net Sales classified to the regions defined in sec. (a) to (d).

                  (f) TBC and Revotar acknowledge and agree that any Licensing Transaction involving countries outside the Territory shall require the appropriate prior approval of TBC. The approval of TBC will be only denied in case the Licensing transaction infringes legitimate business interests of TBC. TBC is not entitled to deny its approval without "good cause". There is no "good cause" if the forecasted profits of the license which requires the approval of TBC surpasses the profits of other kinds of commercialization of the Compound which can be realized at the time of the


- -------------------------

[*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

                  prospected commencement of the pending license agreement unless there are substantial reasons which surpass the commercial interest of both parties. In addition, any license or other agreement entered into by Revotar in connection with a Licensing Transaction shall comply in all respects with the terms and conditions of Section 2 of this Agreement and the Participation Agreement, including Article 3 thereof.


                  4.2.3 ROYALTIES AFTER TERMINATION. After the expiration of the term of this Agreement pursuant to the first sentence of
                  Section 10.1 ( below, and in perpetuity thereafter, Revotar shall pay to TBC [*] of the amounts due pursuant to this
                  Section 4.2. The same applies mutatis mutandis to the amounts owed by TBC to Revotar.

                  4.2.4 REPORTS AND PAYMENT. Each party shall keep, and shall require all Affiliates and sublicensees to keep, accurate records in sufficient detail to enable the amounts due to the other party to be determined. Each party shall deliver to the other party within 60 days after the end of each calendar quarter a written accounting, including quantities and monetary amounts of sales of each Product by such party and its Affiliates and sublicensees, on a country-by-country basis, and the amount of the royalty payments, if any, due to the other party for such quarter. Each party or its Affiliates, simultaneously with the delivery of each such accounting, shall tender payment of all royalties shown to be due thereon.

         4.3      AUDIT RIGHTS.

                  Each party shall permit the other party or its representatives to have access, at its own expense, no more than once in each calendar year during the term of this Agreement and twice during the three (3) calendar years following the termination hereof, during regular business hours and upon reasonable notice, to its records and books for the sole purpose of determining the appropriateness of all amounts payable hereunder or


- -------------------------

[*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

                  verifying the royalties and profit sharing amounts payable hereunder. If such examination reveals that such amounts have been overstated or such royalties have been understated for any calendar year, such overpayment shall be promptly refunded or in the case of any underpayment, such party shall promptly pay the amount of any underpayment; provided that if such examination was not conducted by an independent accountant, the party whose records were examined shall have the right to engage an independent accountant reasonably acceptable to examining party to verify the results of such examination. Any sublicense granted by Revotar hereunder shall contain audit provisions as set forth in this Section 4.4, mutatis mutandis.

         4.4      PAYMENT CURRENCY.

                  All payments to be made under this Agreement shall be made in United States dollars. In the case of sales in foreign currencies, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due to TBC for the calendar quarter just ended shall be made at the rate of exchange prevailing on the last day of such calendar quarter published by a New York money center bank designated by Revotar which Revotar uses for currency conversion in the preparation of Revotar financial reports.

         4.5      PAYMENT MECHANICS.

                  All payments under this Agreement shall be made by wire transfer of immediately available funds to such account as the receiving party shall specify or by other payment method acceptable to the parties.

5.       COMMERCIALIZATION.

         5.1      TBC TO MANUFACTURE.

                  TBC will manufacture or subcontract, after the agreement of Revotar and as a contractor of Revotar within the limits of 2.1, the manufacture of all Revotar's requirements for Compounds and/or Products, subject to customary forecast and order procedures. If TBC or its subcontractor is manufacturing Compounds and/or Products, TBC's (or its subcontractor's) responsibilities shall include all aspects of the manufacturing process, including maintenance of manufacturing inventory, quality control and shipment of Compounds and/or

                  Products in accordance with orders placed by Revotar. TBC and Revotar will also agree to negotiate in good faith a manufacturing agreement which will include provisions on forecasts, delivery time, quality control, quality assurance, delivery location, insurance, packaging, inventories, term and time of payment and such other provisions as are customarily included in agreements of this type. As compensation for such manufacturing services, TBC shall be entitled to receive payment of its COGS. Revotar shall have the right to audit at its expense the manufacturer or submanufacturer of the Compounds or Products.

         5.2      REVOTAR TO SELL IN TERRITORY.

                  Following regulatory approval in any country in the Territory, and subject to Section 5.3 below, Revotar shall use commercially reasonable efforts to market and sell the Products in such country. Revotar will use all resources in such marketing and sales efforts that it would use regarding any of its other products with similar commercial potential. All terms of sale, including pricing policies, credit terms, cash discounts and returns and allowances, shall be set by Revotar. Revotar shall be responsible for invoicing the customers for Products and collecting payment therefore. Revotar, in consultation with TBC, will select the trademarks to be used for the sale of Products in the Territory, which selection will take into account the need for worldwide trademarks. Such trademarks regarding sales of Products in the Territory or any other territory that Revotar chooses will be owned by Revotar. In the event TBC is marketing and selling Products, TBC will have the right to use such trademarks outside the Territory at no cost to TBC.

         5.3.     SUBLICENSEE TO REVOTAR

                  If Revotar will grant a sublicense to a Third Parties then Revotar will impose to the sublicensee to assume the obligations entered into by Revotar in section 5.2, sentences 1 and 2.

6.       TBC REPRESENTATIONS AND WARRANTIES.

TBC represents and warrants to Revotar as follows:

         6.1      NO THIRD PARTY AGREEMENTS.

                  Except for the patent applications filed by TBC and the LG Chem License, there are no agreements with third parties relating to the Products.

         6.2      NO THIRD PARTY RIGHTS.

                  TBC owns or possesses adequate licenses or other rights to use all patents, patent rights, inventions and know-how necessary for the manufacture, use and sale of the Compounds and Products and to grant the licenses granted herein. To the best knowledge of TBC, the manufacture, use or sale of the Products and Compounds pursuant to this Agreement will not infringe or conflict with any Third Party right or patent and TBC is not aware of any pending patent application that if issued would be infringed by the manufacture, use or sale of the Products pursuant to this Agreement. TBC has not received any notice from a third party that any manufacture, use or sale of the Products and Compounds pursuant to this Agreement infringes or conflicts with any Third party right or patent.

7.       PROPRIETARY RIGHTS.

         7.1      IMPROVEMENTS.

                  Improvements conceived or made solely by the employees of either party during the term of this Agreement shall be the sole property of such party. Improvements made jointly by employees of both parties during the term of this Agreement shall be owned by Revotar. All Improvements no matter if conceived solely by one party to this Agreement or jointly shall be automatically included in the license granted to Revotar under Section 2; provided, that the parties agree to negotiate in good faith appropriate modifications to the terms of this Agreement which reflect the fact that an Improvement has been jointly developed or developed only by TBC. TBC shall have a perpetual, royalty-free and non-exclusive license, to make, use and sell and sublicense outside the Territory any Improvements owned by Revotar, provided such right does not conflict with the provisions of this Agreement, especially sec. 2.4. Each party shall promptly disclose to the other any Improvements developed by its employees or agents acting on its behalf. Each party agrees that all employees and other persons acting on its behalf under this Agreement shall be obligated under a binding written agreement to assign (or exclusively license in the case of academics) to such party or as such party shall direct all Improvements made or conceived by such employee or other person.

         7.2      PATENT PROSECUTION AND MAINTENANCE.

                  The parties agree that they will coordinate with each other in all reasonable respects the worldwide prosecution of the Patents, subject to the provisions of this Section 7. TBC shall be responsible, at its expense, for prosecuting and maintaining any patents and patent applications relating to the Patents in existence on the date of this Agreement. Revotar shall be responsible, at its expense, for filing, prosecuting and maintaining the Patents (to the extent they are not in existence on the date of this Agreement) (including Improvements owned by Revotar or jointly developed by Revotar and TBC, but excluding Improvements owned exclusively by TBC); provided that TBC will make such filings and undertake prosecution and maintenance if requested by and paid for by Revotar. Each party shall furnish the other party with copies of any patent application concerning Subject Technology or Improvements sufficiently in advance of the anticipated filing date (but in no event less than 5 working days before filing) so as to give the other party a reasonable opportunity to review and comment. Each party shall also furnish copies to the other party of all communications to and from United States and foreign patent offices regarding patents or patent applications relating to this Agreement within a reasonable time prior to filing such communication or promptly following the receipt thereof. Each party shall reasonably consider any comments the other party may have related to such patent applications or communications. Each party shall have the right at its expense to file, prosecute and maintain patents in the United States and all foreign countries on Improvements owned solely by it. Notwithstanding the foregoing, beyond best efforts, neither party assumes liability to the other for the successful prosecution of any patent application. However, if either party shall fail to pay an annuity, tax or other maintenance fee with respect to a Patent or Patent application or otherwise decide not to pursue a Patent relating to Improvements owned solely by it, it shall give the other party timely notice and the opportunity to take such action and assume all ownership rights to such Patent or Patent application.

         7.3      THIRD PARTY CLAIM OF INFRINGEMENT.

                  Each party shall give the other prompt notice of each claim or allegation that the exercise of rights hereunder constitutes an infringement of one or more patents or other rights of a Third Party. Revotar shall use all commercially reasonable efforts to defend the parties against any such claim or allegation with counsel of its own choice reasonably acceptable to Revotar. The costs of such defense and any costs of settling or otherwise satisfying such claim (including damage awards, if any) shall be borne as follows:

                  7.3.1 TBC COSTS. TBC shall bear all costs associated with claims based on any patent issued or patent application published as of the date of this Agreement. If Revotar continues to sell the Products following notice of such claim against explicit requests to the contrary by TBC, then Revotar shall have the obligation to satisfy all claims in connection with such continued sales activity. At all times, Revotar shall have the right to defend itself at its cost against this with counsel of its own choice reasonably acceptable to TBC.

                  7.3.2 REVOTAR COSTS. Revotar shall bear all costs associated with claims based on any patent or patent application that was not issued or published as of the date of this Agreement.

                  7.3.3 COOPERATION. Each party agrees to cooperate with the other in the defense of any such claim or allegation, including, to the extent able, furnishing testimony by its employees and providing technical support and information as requested. Neither party shall settle or discontinue defense of any such case without the other's prior written consent, which shall not be unreasonably withheld. In the case of any proposed settlement involving a cross-license with a Third Party, neither party may unreasonably refuse to enter into such a cross-license. The provisions of this Section 7.3 shall also apply to actions for declaratory relief which raise or are in response to an issue of infringement of a Third Party patent.

         7.4      INFRINGEMENT BY THIRD PARTIES.

                  Each party shall give the other party prompt written notice of any incident of infringement of Patents that comes to its attention. The parties shall thereupon confer as to what steps are to be taken to stop or prevent such infringement. Revotar agrees to use reasonable efforts to stop any such infringement, but shall not be obligated to commence proceedings against the infringer. If Revotar decides to commence proceedings, however, Revotar shall be responsible for any legal costs incurred and will be entitled to retain any settlement or damage award received, and TBC agrees to cooperate with Revotar in such proceeding. TBC shall have the right at its expense to engage its own counsel in connection with such proceedings. Should Revotar decide not to commence proceedings, and should the infringement represent a substantial threat to the commercial value of any Products, TBC shall be entitled (but not obligated) to do so in its own name and/or in Revotar's name against the infringer, in which event TBC shall be responsible for all legal costs incurred, and will be entitled to retain any settlement or damage award received, and Revotar agrees to cooperate with TBC in such proceedings and Revotar shall have the right at its expense to engage its own counsel in connection with such proceedings.

                                      -26-
8.       CONFIDENTIALITY.

         8.1      GENERAL.

                  Any party receiving Confidential Information pursuant to this Agreement shall maintain the confidential and proprietary status of such Confidential Information, keep such Confidential Information and each part thereof within its possession or under its control sufficient to prevent any activity with respect to the Confidential Information that is not specifically authorized by this Agreement and prevent the disclosure of any Confidential Information to any Third Party using the same degree of care it would use with respect to its own information of like importance; PROVIDED, HOWEVER, that such restrictions shall not apply to any Confidential Information that is (a) independently developed outside the scope of this Agreement by employees of the receiving party having no access to or knowledge of the Confidential Information disclosed hereunder, (b) in the public domain at the time of its receipt or thereafter becomes part of the public domain through no fault of the receiving party, (c) lawfully received without an obligation of confidentiality from a Third Party having the right to disclose such information, (d) released from the restrictions of this
                  Section 8 by the express written consent of the disclosing party, (e) disclosed to any permitted assignee, sublicensee or subcontractor or customer of Revotar or TBC, provided that such assignee, sublicensee, subcontractor or customer is subject to the provisions of this Section 8 or substantially similar provisions or (f) required by law, statute, rule or court order to be disclosed, including requirements of the Securities and Exchange Commission, the FDA, any PRA, and other regulatory authorities, provided that the disclosing party uses commercially reasonable efforts to obtain confidential treatment of any such disclosure. Without limiting the generality of the foregoing, Revotar and TBC each shall use all commercially reasonable efforts to obtain, if not already in place, confidentiality agreements from its respective relevant employees and agents, to protect the Confidential Information as herein provided.

         8.2      DISCLOSURE OF AGREEMENT.

                  Neither party shall make a public announcement or otherwise disclose the terms of this Agreement to any Third Party without the prior written consent of the other except that the parties may without such consent disclose (a) the existence of this Agreement, (b) the identity of the other party and (c) the general subject matter of this Agreement. Each party shall also be permitted to make such disclosure of the terms of this Agreement as its counsel reasonably determines is necessary to comply with law, provided that such party shall use commercially reasonable efforts to obtain confidential treatment of any such disclosure.

9.       INDEMNIFICATION.

         9.1      MUTUAL RIGHT TO INDEMNIFICATION.

                  Each party shall defend, indemnify and hold harmless the other and its directors, officers, employees and agents from and against any and all claims, liabilities, losses and expenses, including attorneys' fees, incurred by or asserted against it or any of the foregoing arising out of the development, testing, manufacture, handling or storage of any Product by such party, including without limitation (i) any actual or alleged bodily injury, death or property damage resulting from the use of any Product manufactured by such party, (ii) any actual or alleged violation of law applicable to the development, testing, manufacture, handling or storage of the Products by such party and (iii) any Product recall of Product manufactured by such party that is ordered by a governmental agency or required by a confirmed Product failure as reasonably determined by the parties, except as otherwise provided herein and except to the extent that such liabilities, losses and expenses result from the negligence or willful misconduct of a party, in which case the party who engaged in such negligence or willful misconduct shall indemnify and hold harmless the other party and its directors, officers, employees and agents. Each party shall defend, indemnify and hold harmless the other party and its directors, officers, employees and agents from and against any and all claims, liabilities, losses and expenses, including attorneys' fees, incurred by or asserted against the other party or any of the foregoing arising out of a misrepresentation regarding any sales of Products by such party, it Affiliates or sublicensees which is not in accordance with approved Product claims.

         9.2      PROCEDURE.

                  Any person that intends to claim indemnification under this
                  Section 9 (an ,,Indemnitee") shall promptly notify the other party (the ,,Indemnitor") of any claim, in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 9 shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 9, but not any liability that it may have to any Indemnitee otherwise than under this Section
                  9. The Indemnitee and its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that each party claims indemnity from the other and one party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

         9.3      PRODUCT LIABILITY INSURANCE.

                  Each party shall use all commercially reasonable efforts to maintain product liability insurance with respect to its manufacture and sale of the Products hereunder. Such insurance shall be in such amounts and subject to such deductibles as the parties may agree based upon standards prevailing in the industry at the time such manufacturing commences. At such time as a Product is being launched by a party for commercial sale, the parties shall attempt to maximize the product liability insurance coverage for both parties. TBC shall maintain such insurance for so long as Revotar continues to sell any Product manufactured by TBC, and thereafter for so long as TBC maintains insurance for itself covering such manufacture or sales. Revotar shall maintain such insurance for as long as Revotar continues to sell any Product pursuant to this agreement manufactured by it, and thereafter for so long as Revotar maintains insurance for itself covering such manufacture or sales.

10.      TERM AND TERMINATION.

         10.1     LICENSE TERM.

                  The obligations of Revotar under the license granted in
                  section 2 shall terminate as to each Compound or Product on a country-by-country basis on expiration of the last patent included in the Patents in such country relating to each Compound or Product in such country. Thereafter, Revotar shall have a license to and perpetual rights in such Patents and Subject Technology in such country as to the Product in question, subject only to the obligations to make royalty payments pursuant to Section 4.2.3 above..

         10.2     TERMINATION FOR BREACH.

                  Either party may terminate this Agreement by written notice to the other in the event that (i) the other party fails to perform any material obligation hereunder and such failure is not cured within 60 days following prompt notice thereof from the non-defaulting party, or (ii) any bankruptcy, receivership, insolvency or reorganization proceedings are instituted by the other party or any such proceedings are instituted against the other party and not dismissed within 120 days. The bankruptcy of a party shall not give rise to the right of the bankrupt party to terminate any license granted herein.

         10.3     TERMINATION FOR FAILURE TO PROCEED.

                  In the event that (a) the Project Representatives have not determined to proceed with the filing of a protocol for a Pivotal Clinical Trial of a Product within six months after completion of the last Phase II Clinical Trial and (b) the parties have not agreed on plans for additional Phase II trials of any Product, then TBC may terminate the license granted hereunder solely with respect to such indications. All other rights and licenses of Revotar hereunder shall continue unimpaired. Notwithstanding the foregoing, if the Revotar Project Representative has voted in favor of such filing and the TBC Representative has voted against, then TBC may not terminate the license for such indication. In addition, if Revotar determines not to pursue commercialization of the Product in any geographic market in the Territory and/or for any clinical indication, it will cooperate with TBC to jointly seek alliances with third parties to develop such use of a Product, or at the option of TBC, will negotiate in good faith with TBC for the license of such rights to TBC. This Agreement shall terminate upon the failure of the Venture Capital Investors (used herein as defined in the Participation Agreement) to comply with the provisions of Article 3(8) of the Participation Agreement.

         10.4     SURVIVAL OF OBLIGATIONS.

                  No termination of this Agreement shall eliminate any rights and obligations accrued prior to such termination. Promptly following any termination of this Agreement, each party shall return all written materials containing Confidential Information, except one copy that may be retained by counsel for each of the parties for record keeping purposes only. The provisions of Sections 4.2.3, 7.3, 9, 10.4, 11.6 and 11.7 shall survive any termination of this Agreement. The provisions of Section 8 shall survive until five years after the expiration of the license as to all of the Products.

11       MISCELLANEOUS.

         11.1     FORCE MAJEURE.

                  Each party shall be excused for any failure or delay in performing any of its obligations under this Agreement, if such failure or delay is caused by Force Majeure. For purposes of this Agreement, ,,Force Majeure" shall mean any act of God, accident, explosion, fire, storm, earthquake, flood, drought, riot, embargo, civil commotion, war, act of war or any other circumstances or event beyond the reasonable control of the party relying upon such circumstance or event.

         11.2     RELATIONSHIP OF THE PARTIES.

                  The parties agree that each is acting as an independent contractor with respect to the other and nothing contained in this Agreement is intended, or is to be construed, to constitute Revotar and TBC as partners or joint venturers or TBC an agent of Revotar. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking.

         11.3     NOTICES.

                  Any notice or other communication hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier (with receipt confirmed) or by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or on the tenth business day after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows (or to such other person's address as may be specified in writing to the other party hereto):

                  Texas Biotechnology Corporation
                  7000 Fannin, 20th Floor
                  Houston, Texas  77030
                  Attention:  David B. McWilliams
                  Telephone:  (713) 796-8822
                  Facsimile:  (713) 796-8232

                  Revotar Biopharmaceuticals AG
                  until further notice: c/o Dr. Horst Witzel
                  Schutzallee 48
                  14169 Berlin

         11.4     SUCCESSORS AND ASSIGNS.

                  The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, Revotar, TBC, and their respective successors (including a successor pursuant to a merger of a party hereto) and assigns. This Agreement, or any of the rights granted hereunder, may be assigned by Revotar or TBC to any of their respective Affiliates; provided, that such assignment expressly provides that the assignor remains liable for its obligations hereunder and the performance of its Affiliate under this Agreement.

         11.5     AMENDMENTS AND WAIVERS.

                  No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by Revotar or TBC therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the party against whom enforcement of such amendment is sought, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the party against whom enforcement of such variance, contradiction or explanation is sought.

         11.6     GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

         11.7     DISPUTE RESOLUTION.

                  11.7.1 The parties agree to effect all reasonable efforts to resolve any and all disputes between them in connection with this Agreement in an amicable manner. The parties agree that any dispute that arises in connection with this Agreement and which cannot be amicably resolved by the parties shall be resolved by binding Alternative Dispute Resolution (ADR) in the manner set forth in the following Section 11.7.2

                  11.7.2. All diputes arising in connection with this Agreement or its validity which cannot be amicably resolved by the parties shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law if not agreed otherwise in this section 11.7.2..

                  The place of arbitration shall be Berlin. The language of the arbitral proceedings shall be English.

                  The arbitral tribunal shall consist of a single neutral individual selected according to the following subsection.

                  If a party intends to begin ADR to resolve a dispute, such party shall provide written notice to the other party informing the other party of such intention and the issues to be resolved. Within ten (10) business days after its receipt of such notice, the other party may, by written notice to the party initiating ADR, add additional issues to be resolved. If the parties cannot agree upon the selection of a neutral within twenty (20) business days following receipt of the original ADR notice, a neutral shall be selected by the then President ("Vorstandsvorsitzender") of the German Institution of Arbitration (D.I.S.), Bonn. The neutral shall be a single individual having experience in the pharmaceutical industry. The neutral selected shall not be an employee, director or shareholder of either party or of an Affiliate. Each party shall have ten

                  (10) business days from the date the neutral is selected to object in good faith to the selection of that person. If either party makes such an objection, the then President of the DIS shall, as soon as possible thereafter, select another neutral under the same conditions as set forth above.

         11.8     SEVERABILITY.

                  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

         11.9     HEADINGS.

                  Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         11.10    EXECUTION IN COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         11.11    ENTIRE AGREEMENT.

                  This Agreement and the Research Agreement attached hereto as
                  SCHEDULE 3, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between the parties with respect to the subject matter hereof.

         IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed as of the 21st day of July, 2000 .

                               TEXAS BIOTECHNOLOGY CORPORATION


                               By:  /s/ David B. McWilliams
                                    --------------------------------------------
                               Title:  President
                                       -----------------------------------------

                               REVOTAR BIOPHARMACEUTICALS AG

                               By: /s/ David B. McWilliams
                                   ---------------------------------------------
                               Title:  Managing Director
                                       -----------------------------------------